Exhibit 10.7: Base Salaries of Named Executive Officers
     Effective March 1, 2006, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

Thomas A. Young, Jr.	$275,000
President & CEO
Paul M. Harbolick, Jr.	$180,000
Executive Vice President
Frank H. Grace, III	$184,450
President, Alliance Home Funding, LLC
Craig W. Sacknoff	$144,305
Senior Vice President
John B. McKenney, III	$140,000
Senior Vice President & Chief Credit Officer